           As filed with the Securities and Exchange Commission on July 31, 2001

                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ----------------

                          RITA MEDICAL SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

            Delaware                                   94-3199149
    (State of incorporation)              (I.R.S. Employer Identification No.)

                            967 N. Shoreline Blvd.
                            Mountain View, CA 94043
                   (Address of principal executive offices)
                            -----------------------

                  RITA Medical Systems, Inc. 2000 Stock Plan
                           (Full title of the Plans)
                            -----------------------
                                 Barry Cheskin
                            Chief Executive Officer
                          RITA Medical Systems, Inc.
                            967 N. Shoreline Blvd.
                            Mountain View, CA 94043
                                (650) 314-3400
(Name, address and telephone number, including area code, of agent for service)
                            -----------------------
                                   Copy to:

                                 Mark B. Weeks
                                Ughetta Manzone
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)


----------------------------------------------------------------------------------------------------------------------------
                                              CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------

                                                                    Proposed            Proposed
                                                    Maximum          Maximum             Maximum          Amount of
                                                  Amount to be       Offering           Aggregate       Registration
     Title of Securities to be Registered         Registered(1)      Price Per        Offering Price         Fee
                                                                      Share
---------------------------------------------------------------------------------------------------------------------
2000 Stock Plan
   Common Stock, $0.001 par value...........      500,000 Shares     $3.75 (2)         $1,875,000.00       $468.75

                                                                                       $1,875,000.00       $468.75
                  TOTAL                           500,000 Shares
                  -----

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on July 26, 2001.

================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.
               ---------------------------------------

         The Securities and Exchange Commission (the "SEC") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we
                                                   ------------
terminate the effectiveness of this registration statement.


         The following documents filed with the SEC are hereby incorporated by reference:

         (a) Our Form 10-K filed on March 27, 2001 (No. 000-30959), which contains audited financial statements for our latest fiscal year for which such statements have been filed.

         (b) Our Registration on Form 10-Q filed on May 11, 2001 (No. 000-30959), which contains condensed financial statements for the three months ended March 31, 2001.

         (c) The description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on July 7, 2000 (File No. 000-30959), including any amendments or reports filed for the purpose of updating such description.

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to Donald Stewart, c/o RITA Medical Systems, Inc, 967 N. Shoreline Blvd., Mountain View, CA 94043.

Item 4.        Description of Securities.  Not applicable.
               -------------------------

Item 5.        Interests of Named Experts and Counsel. Not applicable.
               --------------------------------------

Item 6.        Indemnification of Directors and Officers.
               -----------------------------------------

         Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our officers and directors.

Item 7.        Exemption from Registration Claimed.  Not applicable.
               -----------------------------------

Item 8.  Exhibits.
         --------

               Exhibit
               Number
               ------
               5.1      Opinion of Venture Law Group, a Professional Corporation

               23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

               23.2     Consent of PricewaterhouseCoopers LLP, Independent
                        Accountants

               24.1     Power of Attorney (see signature page).

---------------

Item 9.           Undertakings.
                  ------------

         The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Page Follows]

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant, RITA Medical Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 31st day of July, 2001.

                             RITA Medical Systems, Inc.


                             By:  /s/ Donald Stewart
                                 -----------------------------------------
                                 Donald Stewart
                                 Chief Financial Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald Stewart, jointly and severally, his or her attorney-in-fact and agent, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                                  Title                                      Date
  ---------                                  -----                                      ----
  /s/ Barry Cheskin                          President, Chief Executive Officer and     July 31, 2001
  -----------------
  Barry Cheskin                              Director (Principal Executive Officer)

  /s/ Donald Stewart                         Chief Financial Officer (Principal         July 31, 2001
  ------------------
  Donald Stewart                             Financial and Accounting Officer)

  /s/ Gordon Russell                         Director                                   July 31, 2001
  ------------------
  Gordon Russell

  /s/ Scott Halsted                          Director                                   July 31, 2001
  -----------------
  Scott Halsted

  /s/ Janet Effland                          Director                                   July 31, 2001
  -----------------
  Janet Effland

  /s/ Vincent Bucci                          Director                                   July 31, 2001
  -----------------
  Vincent Bucci

  /s/ John Gilbert                           Director                                   July 31, 2001
  ----------------
  John Gilbert

                               INDEX TO EXHIBITS


   Exhibit
   Number
   ------
     5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2       Consent of PricewaterhouseCoopers LLP Independent Accountants

    24.1       Power of Attorney (see signature page)